Exhibit 2

MEMBERS OF THE BOARD AND THE EXECUTIVE OFFICERS

OF

AXA ASSURANCES IARD MUTUELLE

The names of the Members of the Board of Directors and of the Executive Officers of AXA Assurances IARD Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member’s or Executive Officer’s business address is that of AXA Assurances IARD Mutuelle at 313, Terrasses de l’Arche, 92727 Nanterre Cedex, France. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to AXA Assurances IARD Mutuelle and each individual is a citizen of the Republic of France.

Name, Business Address	Present Principal Occupation
* Henri de Castries AXA 25, avenue Matignon 75008 Paris France	Chairman and Chief Executive officer, AXA Chairman of the Board of Directors of AXA Assurances IARD Mutuelle

* Claube Bébéar AXA 25, avenue Matignon 75008 Paris France	Honorary Chairman of the AXA Board of Directors

* ASSSE represented by Jean-Pierre Chaffin 2, allée d’Autriche 91300 Massy France	Engineer and former French union officer (ancien responsable syndical au niveau national)

* Bertrand Eveno 10, boulevard Malesherbes 75008 Paris France	Manager of BPE Conseil

* Jacques Gobert 21, rue Gustave Nadaud 13012 Marseille France	Lawyer

* Philippe Guérand SIER Constructeur 129, boulevard Pinel 69500 Bron France	Chairman and Chief Executive Officer of Générale d’Investissements (SAS) Chairman and Chief Executive Officer of SIER Constructeur

* Frédéric Lucet Family Business Group 12, rue Auber 75009 Paris France	Manager of companies – Investment Adviser

* Octave Manset 75, rue de la Tour 75016 Paris France	Vice-Chairman of the Board of Directors of AXA Assurances IARD Mutuelle

* Mrs. Christiane Marcellier JD4C Conseil 43, rue de Courcelles 75008 Paris France	Managing Partner of JD4C Conseil

* Alain de Marcellus Cap Gemini 11, rue de Tilsit 75007 Paris France	Manager of Group Financial Services of Cap Gemini

* François Martineau Lussan & Associés 282, boulevard Saint Germain 75007 Paris France	Attorney at law (France) Managing Partner of SCP Lussan & Associés

* Nicolas Moreau	Chief Executive Officer of AXA France

* Francois Pierson AXA Global P&C 9, avenue de Messine 75008 Paris France	Chairman and Chief Executive Officer, AXA Global P&C

* Olivier Riché 47, rue de Verneuil 75007 Paris France	Chief Executive Officer of Cofitem-Cofimur

Jacques de Peretti	Chief Executive Officer - non Director of AXA Assurances IARD Mutuelle

*	Director

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